Exhibit 99.7

DATED: February 19th, 2024

IRREVOCABLE POWER OF ATTORNEY AND PROXY RELATING TO SHARES AND RELATED RIGHTS IN NVNI GROUP LIMITED

This DEED (the “Deed”) is made on the date set out above by the undersigned shareholder (the “Shareholder”), with and in favour of the below named attorney (the “Attorney”).

BACKGROUND:

(A)

The Shareholder holds or intends to acquire certain shares (or indirect rights in certain shares) in Nvini Group Limited (the “Company”) (all such shares and any direct or indirect legal and/or beneficial entitlement to the same held by the Shareholder now or in the future (in each case as adjusted for share splits or combinations, share dividends, reclassification or the like) the “Shares”, and any voting rights of the Shareholder relating to the Shares (whether under contract, statute or otherwise), including, without limitation, the right to vote the same directly or instruct any person or sequence of persons to vote the same, the “Voting Rights”).

(B)	The Shareholder agrees to exercise the Voting Rights in accordance with the terms of this Deed.

(C)	As security for its obligations hereunder, the Shareholder wishes to grant to Attorney an irrevocable power of attorney and proxy with respect to all the Voting Rights on the terms set out herein.

THIS DEED WITNESSES as follows:

1.	AGREEMENT TO EXERCISE VOTING RIGHTS

The Shareholder agrees to promptly:

(a)	exercise all Voting Rights attaching to the Shares in accordance with the instructions of the Attorney; and

(b)

perform all actions and to execute and deliver all further documents, agreements and instruments with respect to and affecting the Shares which may be necessary to ensure that the Attorney is empowered with the exclusive right to vote and consent with respect to and otherwise controls all rights and powers of the absolute owner of the Shares.

2.	POWER OF ATTORNEY AND PROXY

The Shareholder hereby irrevocably (to the fullest extent permitted by applicable law) designates, constitutes and appoints the Attorney as its proxy and duly authorized attorney-in-fact with respect to the Voting Rights of the Shares, and authorises the Attorney (with full powers of substitution) to, in its sole discretion and in the name of the Shareholder to:

(a)	attend and vote, or give instructions with respect to attending any voting of, the Shares at any and all meetings of the members of the Company;

(b)	execute, or give instructions with respect to the execution of, any and all written resolutions and consents with respect to the Shares; and

(c)	otherwise exercise all Voting Rights of the Shareholder; and

(d)	execute any documents and do any acts or things which such Attorney may deem proper or desirable in connection with the exercise of any of the Voting Rights conferred on it hereunder.

3.	EXERCISE AND IRREVOCABILITY

The Shareholder acknowledges that the foregoing proxy and power of attorney are:

(a)	immediately exercisable without any breach of the terms hereof; and

(b)	irrevocable, coupled with an interest, and given as security for certain obligations owed by the Shareholder to the Attorney.

The Shareholder hereby agrees to ratify and adopt any action of the Attorney taken hereunder in accordance with the terms of this Deed.

4.	TRANSFER OF SHARES

The transfer of any Shares, the Shareholder shall not transfer any of the Shares, unless the transferee thereof shall first have entered into a deed on substantially the same terms as this Deed (in a form reasonably satisfactory to the Company).

5.	TERMINATION

The terms of this Deed (including the power of attorney and proxy granted hereunder) shall terminate in full upon the date agreed in writing between the parties hereto.

6.	PARTIAL INVALIDITY

If any provision of this Deed is or becomes or is found by a court or other competent authority to be illegal, invalid or unenforceable in any respect, in whole or in part, under any law of any jurisdiction, neither the legality, validity and enforceability in that jurisdiction of any other provision or part of this Deed, nor the legality, validity or enforceability in any other jurisdiction of that provision or part or of any other provision of this Deed, shall be affected or impaired.

7.	GOVERNING LAW AND JURISDICTION

(a)	This Deed (including any non-contractual obligations or liabilities arising out of it or in connection with it) is governed by and is to be construed in accordance with the laws of the Cayman Islands.

(b)

Each party irrevocably agrees that the Cayman Islands courts have exclusive jurisdiction to hear, determine and settle any proceedings or dispute brought in relation to this Deed and irrevocably waives (and irrevocably agrees not to raise) any objection which it might at any time have on the grounds of forum non conveniens or on any other ground to proceedings arising out of or in connection with this Deed being taken in any such court.

[Signature Page Follows]

IN WITNESS whereof the Parties have executed and unconditionally delivered this Deed AS A DEED on the day and year first above written:

Shareholder

/s/ Rodrigo Natale	/s/ José Deccache
Witness to signature

Rodrigo Natale

Date: February 19th, 2024

Attorney

/s/ Pierre Carneiro Ribeiro Schurmann	/s/ Camilla Carrapatoso Nascimento Cardozo
Witness to signature

Pierre Carneiro Ribeiro Schurmann

Date: February 19th, 2024